                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement         [ ] Confidential, For Use of the
                                            Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   VANS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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           [X] No fee required.

           [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which transaction applies:

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           (2) Aggregate number of securities to which transaction applies:

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           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
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           [ ] Fee paid previously with preliminary materials.

           [ ] Check box if any part of the fee is offset as provided by
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fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1) Amount previously paid:

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

                                  [VANS LOGO]
                             15700 SHOEMAKER AVENUE
                    SANTA FE SPRINGS, CALIFORNIA 90670-5515
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 30, 2001

Dear Stockholders:

     The 2001 Annual Meeting of Stockholders of Vans, Inc., a Delaware corporation ("Vans"), will be held on Tuesday, October 30, 2001, at 10:00 a.m., Pacific Time, at the Sheraton Cerritos Hotel, 12725 Center Court Drive, Cerritos, California, for the following purposes:

     1. To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified;

     2. To approve Amendment No. 1 to the Vans, Inc. 2000 Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder from 1,000,000 shares to 1,500,000 shares;

     3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company from 20,000,000 to 40,000,000;

     4. To ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2001; and

     5. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     In accordance with Vans' Restated By-Laws, the Board of Directors has fixed the close of business on August 31, 2001, as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The stock transfer books will not be closed.

     A list of the stockholders entitled to vote at the Annual Meeting may be examined at our executive offices, located at 15700 Shoemaker Avenue, Santa Fe Springs, California, during the 10-day period preceding the Annual Meeting.

     YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

                                          By Order of the Board of Directors,

                                          /s/ CRAIG E. GOSSELIN
                                          Craig E. Gosselin
                                          Vice President, General Counsel,
                                          and Corporate Secretary
September   , 2001
Santa Fe Springs, California

                                  [VANS LOGO]
                             15700 SHOEMAKER AVENUE
                    SANTA FE SPRINGS, CALIFORNIA 90670-5515
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vans, Inc., a Delaware corporation ("Vans"), for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, October 30, 2001, and at any adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying proxy
card is September   , 2001.

     The Board of Directors of Vans has selected August 31, 2001, as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual
Meeting. We had a total of                shares of $.001 par value common stock
(the "Common Stock") outstanding at August 31, 2001. The Common Stock is the only outstanding class of voting securities of Vans. Stockholders will be entitled to one vote for each share of stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. Stockholders are not entitled to cumulate their votes and have no rights of appraisal with respect to the proposals described herein.

     All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the director nominees named in this Proxy Statement and in favor of the other proposals described herein. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

     The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder's proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to our Corporate Secretary (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

     The costs of this proxy solicitation will be paid by us. To the extent necessary, proxies may also be solicited by our employees in person, by telephone, or through other forms of communication. Vans employees who participate in this solicitation will not receive any additional compensation for such solicitation. We have also retained the services of Mellon Investor Services to assist us in the solicitation of proxies. We are paying Mellon $8,500, plus the reimbursement of expenses, for its services.

     Vans will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 4, 2001: (i) by each person who is known by us to own beneficially more than 5% of our Common Stock; (ii) by each director and director nominee; (iii) by the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information;" and (iv) by all of our directors and executive officers.

                                                  AMOUNT AND NATURE
                                                    OF BENEFICIAL        PERCENT
                      NAME                          OWNERSHIP(1)         OF CLASS
                      ----                        -----------------      --------
Wellington Management Company, LLP..............      1,758,376(2)            %
  75 State Street
  Boston, MA 02109
AIM Management Group............................      1,611,080(2)            %
  11 Greenway Plaza, Suite 100
  Houston, TX 77046
Lord Abbet & Co. ...............................      1,137,795(2)            %
  90 Hudson Street
  Jersey City, NJ 07302
Walter E. Schoenfeld............................        174,276(3)           *
Gary H. Schoenfeld..............................        328,180(4)            %
Wilbur J. Fix...................................         32,001(5)           *
James R. Sulat..................................         25,001(6)           *
Kathleen M. Gardarian...........................         32,168(7)           *
Lisa M. Douglas.................................         10,001(8)           *
Gerald Grinstein................................         17,501(9)           *
Charles G. Armstrong............................         26,001(10)          *
Leonard R. Wilkens..............................         18,701(11)          *
Neal R. Lyons...................................         32,675(12)          *
Stephen M. Murray...............................         23,153(13)
Arthur I. Carver................................         19,667(14)
All directors and executive officers as a group
  (23 persons)..................................      1,012,497(15)           %

---------------
  *  Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on shares of Common Stock outstanding as of September 4, 2001, plus shares deemed outstanding pursuant to Rule 13d -- 3(d)(1) under the Securities Exchange Act of 1934, as amended.

 (2) Based on Schedule 13G filings, and amendments thereto, made by such stockholders. Wellington Management Group ("WMG") has sole voting power with respect to 1,012,246 shares and sole dispositive power with respect to 1,758,376 shares operating as an investment advisor for clients of WMG.

 (3) Includes 35,000 shares of Common Stock that are subject to stock options which are exercisable within 60 days of September 4, 2001.

 (4) Includes 215,322 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 4, 2001. Excludes 61,316 shares of Common Stock that are subject to the same stock options which are not exercisable within 60 days of September 4, 2001, and 107,142 shares of restricted stock which are subject to restrictions on transfer.

(footnotes continued from prior page)

 (5) Includes 30,001 shares of Common Stock that are subject to non-qualified stock options which are exercisable within 60 days of September 4, 2001. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified stock options which are not exercisable within 60 days of September 4, 2001.

 (6) Represents shares of Common Stock that are subject to non-qualified stock options which are exercisable within 60 days of September 4, 2001. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified stock options which are not exercisable within 60 days of September 4, 2001.

 (7) Includes 29,168 shares of Common Stock that are subject to non-qualified stock options which are exercisable within 60 days of September 4, 2001. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified options which are not exercisable within 60 days of September 4, 2001.

 (8) Represents shares of Common Stock that are subject to non-qualified options which are exercisable within 60 days of September 4, 2001. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified stock options which are not exercisable within 60 days of September 4, 2001.

 (9) Represents shares of Common Stock that are subject to non-qualified options which are exercisable within 60 days of September 4, 2001. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified stock options which are not exercisable within 60 days of September 4, 2001.

(10) Includes 17,501 shares of Common Stock that are subject to non-qualified stock options which are exercisable within 60 days of September 4, 2001. Excludes 4,999 shares of Common stock that we subject to the same non-qualified stock options which are not exercisable within 60 days of September 4, 2001.

(11) Includes 15,834 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 4, 2001. Excludes 6,666 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 4, 2001.

(12) Represents shares that are subject to incentive stock options which are exercisable within 60 days of September 4, 2001. Excludes 44,830 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 4, 2001.

(13) Represents shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 4, 2001. Excludes 36,846 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 4, 2001.

(14) Represents shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 4, 2001. Excludes 55,333 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 4, 2001.

(15) Includes 738,996 shares that are subject to non-qualified and incentive stock options which are exercisable within 60 days of September 4, 2001, and restricted stock awards, and are held by the executive officers and directors of the Company.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Vans' Restated By-laws provide for no less than five and no more than 11 directors, as determined from time to time by the Board. The Board has fixed the number of directors at nine. The Restated By-laws currently provide that the directors shall be elected annually.

     Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a director of Vans. All of the nominees are presently directors. If any nominees are unable to serve as a director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The vote of a plurality of the total votes cast in person or by proxy at the Annual Meeting is required to elect each of the nominees. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

                                                                       FIRST
                                                                       BECAME
   NOMINEES FOR ELECTION      AGE    POSITION HELD IN THE COMPANY    A DIRECTOR
   ---------------------      ---    ----------------------------    ----------
Walter E. Schoenfeld........  70     Director and Chairman of the       1991
                                     Board
Gary H. Schoenfeld..........  38     Director; President and            1995
                                     Chief Executive Officer
Charles G. Armstrong........  58     Director                           1998
Lisa M. Douglas.............  41     Director                           1995
Wilbur J. Fix...............  73     Director                           1993
Kathleen M. Gardarian.......  56     Director                           1994
Gerald Grinstein............  69     Director                           1998
James R. Sulat..............  50     Director                           1994
Leonard R. Wilkens..........  63     Director                           1998

     WALTER E. SCHOENFELD has served as a director since August 1991 and has served as our Chairman of the Board since July 1996. He served as our Chief Executive Officer from May 1995 to February 1997 and was President from May 1995 to July 1996. He previously held the positions of President and Chief Executive Officer of Vans from July 1993 to September 1994. From April 1993 to July 1993, he served as our Acting President and Chief Executive Officer. Mr. Schoenfeld was a Vice Chairman of the Board of Vans from March 1993 to July 1996. Mr. Schoenfeld has served as Chairman of the Board of Schoenfeld Group Ltd., a private consulting and investment company, since 1987, and was Chairman of the Board of Access Long Distance Telephone Company from 1991 to January 1998. From 1976 to 1982 he was a General and Limited Partner of the Seattle Mariners Baseball Club. From 1968 to 1978, he was a Vice President of the parent company of the Seattle SuperSonics basketball team. Mr. Schoenfeld is the father of Gary
H. Schoenfeld, a director, President and the Chief Executive Officer of Vans. Mr. Schoenfeld received a B.B.A. from the University of Washington.

     GARY H. SCHOENFELD has served as a director since November 1995. He became President in July 1996 and Chief Executive Officer in February 1997. He served as our Chief Operating Officer from September 1995 to February 1997. Prior to joining Vans, Mr. Schoenfeld was a partner of McCown De Leeuw & Co., a venture banking firm. During his employment with McCown De Leeuw from July 1988 to August 1995, Mr. Schoenfeld was a director of five McCown De Leeuw-affiliated companies, and has been involved with Vans since 1989. Prior to joining McCown De Leeuw, Mr. Schoenfeld was employed for two years by David H. Murdock, a private financier, and was previously involved in a variety of projects with Brittania Sportswear Company, including offshore sourcing operations in Hong Kong. Mr. Schoenfeld is a director of 24 Hour Fitness Worldwide, Inc., a McCown De Leeuw portfolio company. Mr. Schoenfeld is the son of Walter E. Schoenfeld, our Chairman of the Board. Mr. Schoenfeld received a B.A. from the University of California at Los Angeles and an M.B.A. from Stanford University.

     CHARLES G. ARMSTRONG has served as a director of Vans since September 1998. Mr. Armstrong has been the President and Chief Operating Officer of the Seattle Mariners Baseball Club since July 1992. He was President of the Mariners from 1983 to 1989, and was Interim Athletic Director for the University of Washington in 1991. During his involvement with Major League Baseball, Mr. Armstrong has served on a number of committees for the American League and the Major League Baseball Commissioner's Office; he currently serves on the International Committee and the Revenue Sharing Definitions Committee. He also is a member of the Board of Directors of the Seattle Space Needle. Mr. Armstrong received a B.S. in Industrial Engineering from Purdue University, and a J.D. from Stanford University Law School.

     LISA M. DOUGLAS has served as a director of Vans since November 1995. Ms. Douglas is President of Nufitness Corporation, a producer of fitness and wellness-related television and multimedia programs. Prior to founding Nufitness in 1991, Ms. Douglas was Director of Corporate Sales for Koala Blue, a women's sportswear manufacturer. Ms. Douglas currently serves on the Board of the Douglas Family Foundation, and formerly served as a member of the Board and the Steering Committee of the Associates of Cedars-Sinai Medical Center. Ms. Douglas received a B.S. from the University of Minnesota and a Masters in Exercise Physiology from California State University, Northridge.

     WILBUR J. FIX has served as a director of Vans since February 1993. He has been the Chairman of the Fix Management Group, a private consulting and investment company, since 1994. From 1995 to January 1998 he was Vice Chairman of Access Long Distance Telephone Company. From 1980 to 1993, Mr. Fix was Chairman of the Board and Chief Executive Officer of The Bon Marche, a Seattle-based chain of department stores which was acquired by Campeau Corporation in 1986. Mr. Fix ultimately became Senior Vice President of Allied Stores Corporation, the parent company of The Bon Marche, and a member of the Boards of Directors of Allied Stores and Federated Stores. Mr. Fix is a member of the Board of Directors of Building Materials Holding Corporation, a publicly traded corporation. He is on the Advisory Board of the Corporate Council for the Arts in Seattle, and the Advisory Board of the College of the Desert Retail Council. Mr. Fix received a B.A. from the University of Washington.

     KATHLEEN M. GARDARIAN has served as a director of Vans since December 1994. She is the founder and Chief Executive Officer of Qualis International, Inc., an Irvine, California-based sales and distribution company. Ms. Gardarian is a founding Trustee and Board member of the World Business Academy, and serves on the Boards of the State of the World Forum, the Woman and Public Policy Program at the JFK School of Government of Harvard University, and The Institute of Transpersonal Psychology. Ms. Gardarian received a B.A. from the University of California at Los Angeles.

     GERALD GRINSTEIN has served as a director of Vans since June 1998. Mr. Grinstein has been non-executive Chairman of the Board of Agilent Technologies since August 1999, was non-executive Chairman of the Board of Delta Airlines from August 1997 to October 1999, and serves on the Boards of Delta Airlines, PACCAR, Inc., Imperial Sugar Corporation, The Pittson Company, and Expedia.com. He is a principal of Madrona Investment Group, LLC. From 1991 to 1995, he was Chairman and Chief Executive Officer of Burlington Northern Inc. and Burlington Northern Railroad Company, where he oversaw the acquisition of Santa Fe Pacific Corp.

     JAMES R. SULAT has served as a director of Vans since October 1994. He became Chief Financial Officer of Chiron Corporation, a manufacturer and marketer of healthcare products for the treatment, prevention and diagnosis of disease, in April 1998. Prior to joining Chiron, Mr. Sulat was Chief Financial Officer of Stanford Health Services, a not-for-profit health care provider which operates the Stanford University hospital and clinic from 1993 to March 1998. Mr. Sulat received a B.S. from Yale University and an M.B.A. and M.S. from Stanford University.

     LEONARD R. WILKENS has served as a director of Vans since September 1998. Mr. Wilkens has been head coach of the Toronto Raptors basketball team since July 2000, and was previously head coach of the Atlanta Hawks and the Cleveland Cavaliers. Mr. Wilkens has coached in the National Basketball Association for 27 years and is the winningest coach in the history of the NBA. He also served as coach of the Dream Team of the 1996 Atlanta Olympic Games. He formerly served as Vice President of the NBA Players Association and is currently President of the NBA Coaches Association. Mr. Wilkens has been elected to the NBA Hall of Fame as both player and coach. He is a graduate of Providence College with a Degree in Economics and has an Honorary Doctorate in Humanities from both Providence College and Seattle University. Mr. Wilkens serves on the Board of Trustees of Providence College and also serves on the Board of the Atlanta Center for Children and the Odessa Brown Children's Clinic.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ABOVE NOMINEES TO THE BOARD.

     Board Committees. Our Board of Directors has a Compensation Committee, which reviews salaries and bonuses for officers and employees and administers our stock option plans; an Audit Committee, which reviews the results and scope of the audit and other services provided by our independent auditors, monitors and oversees our internal controls and financial reporting processes, and determines our investment policies; a Mergers and Acquisitions Committee, which considers appropriate acquisitions for the Company; and a Nominating Committee, which considers and recommends appropriate candidates for the Board. The Nominating Committee does not, at this time, consider nominees for the Board recommended by stockholders.

     The members of the Compensation Committee are Wilbur J. Fix, Chairman, Lisa
M. Douglas, Kathleen M. Gardarian, and Leonard R. Wilkens. The Compensation Committee met, or acted pursuant to Written Consent, five times during fiscal 2001. The members of the Audit Committee are James R. Sulat, Chairman, Charles
G. Armstrong, and Wilbur J. Fix, all of whom are "independent," as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates pursuant to the written charter attached as Appendix A to this Proxy Statement and met five times during fiscal 2001. The members of the Mergers and Acquisitions Committee are Walter E. Schoenfeld, Chairman, Gerald Grinstein, and Gary H. Schoenfeld. The Mergers and Acquisitions Committee did not meet during fiscal 2001. The members of the Nominating Committee are Walter E. Schoenfeld, Chairman, Lisa M. Douglas, and Gary H. Schoenfeld. The Nominating Committee met one time during fiscal 2001.

     Compensation of Directors. It is our policy to pay outside directors (who are currently Mesdames Gardarian and Douglas and Messrs. Fix, Sulat, Grinstein, Armstrong and Wilkens) a quarterly fee of $6,250 plus a fee of $2,000 for in-person Board and Committee meetings and $1,000 for telephonic Board and Committee meetings, as compensation for their services. All directors are reimbursed for expenses incurred in connection with attendance at Board and Committee meetings and receive an initial grant of a non-qualified stock option to purchase 7,500 shares upon joining the Board and annual grants of non-qualified stock options to purchase 5,000 shares on the date of each Annual Meeting of Stockholders. Directors who are company employees (currently Walter and Gary Schoenfeld) receive no compensation for serving as directors.

     Meetings of the Board of Directors. During fiscal 2001, there were eight regularly scheduled and special meetings of the Board of Directors. The Board did not act pursuant to Written Consent during fiscal 2001. Each nominee for the Board attended at least 75% of the aggregate of (i) the total number of Board meetings, and (ii) the total number of meetings held by all Committees on which he or she served during fiscal 2001.

     Information Relating to Current Executive Officers. Set forth below are the names and ages of our current executive officers, other than Walter E. and Gary
H. Schoenfeld (see "Proposal 1 -- Election of Directors"), together with the positions held by these persons.

         NAME           AGE                        TITLE
         ----           ---                        -----
Neal R. Lyons.........  44     President -- Retail Stores
Stephen M. Murray.....  40     Senior Vice President -- International and
                               Product Merchandising
Arthur I. Carver......  50     Senior Vice President -- Global Operations
Andrew J.               39     Senior Vice President and Chief Financial
  Greenebaum..........         Officer
Jay E. Wilson.........  54     Vice President -- Global Marketing
Steven J. Van Doren...  45     Vice President -- Promotions and Events
Craig E. Gosselin.....  41     Vice President, General Counsel, and
                               Corporate Secretary
Charles C. Kupfer.....  39     Vice President, Controller and Assistant
                               Corporate Secretary
Joseph D. Giles.......  37     Vice President and Chief Information Officer
Michael C. Jonte......  39     Vice President -- Footwear
Chris D. Strain.......  32     Vice President -- Marketing
Dana M. Guidice.......  39     Vice President -- National Sales
Donald C. Petersen....  45     Vice President -- Global Logistics
Scott J. Blechman.....  36     Vice President -- Finance and Planning

     NEAL R. LYONS has been our President, Retail Stores since March 1999. Prior to that time he was our Senior Vice President, Retail Stores from September 1997 to March 1999. From March 1995 to September 1997, he was our Vice President, Retail Stores. Prior to joining Vans, Mr. Lyons was Director of Stores for Reebok International Ltd. from June 1994 to February 1995. Mr. Lyons received a B.B.A. in Psychology and Business Management from the University of Nebraska. Mr. Lyons is currently enrolled in the M.B.A. program of Harvard University.

     STEPHEN M. MURRAY has been our Senior Vice President, International and Product Merchandising since July 1999. From October 1998 to July 1999, he was our Senior Vice President of International and Apparel. Prior to joining Vans, Mr. Murray was employed by Reebok International Ltd. for seven years, eventually becoming Vice President of Global Apparel, responsible for all strategy, design, development, and product marketing for Reebok apparel throughout the world. Prior to joining Reebok, Mr. Murray was Sales Director for Dunlop Slazenger International, where he managed National Sales of sports equipment and apparel. Mr. Murray received a B.A. in Business Studies from Middlesex University in England.

     ARTHUR I. CARVER has been our Senior Vice President, Global Operations since July 2000. In addition to his operations responsibilities, he manages international sales to Asian and South and Central American countries. From December 1998 to January 2000, Mr. Carver was Co-President and Chief Operations Officer of Global Sports, Inc, a publicly-traded distributor of athletic footwear. He was responsible for the operations and sourcing of athletic footwear for the branded division of Global Sports. From April 1990 to December 1998, he was employed in a number of positions with Reebok International, Ltd. He began has career at Reebok as Director of Sales Operations and eventually became Senior Vice President, Sourcing and Logistics, Worldwide, responsible for approximately 1,000 employees. Mr. Carver received a Bachelor of Science in Industrial Science from Clarkson University.

     ANDREW J. GREENEBAUM has been our Senior Vice President and Chief Financial Officer since April 2001. Prior to joining Vans, Mr. Greenebaum served as Senior Vice President, Chief Financial Officer for eCompanies LLC, an Internet incubator and holding company from September 1999 to April 2001. From 1997 to 1999, Mr. Greenebaum served as Executive Vice President and Chief Financial Officer for Sirius Satellite Radio, a publicly-traded radio satellite company. From 1989 to 1997, Mr. Greenebaum served in several different positions with The Walt Disney Company, including Vice President, Corporate Treasury from 1996 to 1997 and Director of Strategic Planning from 1995 to 1996. Mr. Greenebaum received an A.B from Dartmouth College and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

     JAY E. WILSON has been our Vice President, Global Marketing since August 1999. He was our Vice President, Marketing from December 1996 to August 1999. Prior to joining Vans, Mr. Wilson was a consultant with Dark Horse Distribution from February 1995 to December 1996, focusing on extreme sports brands. From March 1994 to February 1995, he was a Managing Partner of Brand Building Communications, a venture providing brand building expertise to clients such as Disney Televentures and Rhino Records. Mr. Wilson was also responsible for the launch of several brands, including DirecTV, Princess Cruises and Vuarnet Sunglasses. Mr. Wilson received a B.A. from the Pasadena Art Center College of Design.

     STEVEN J. VAN DOREN has been a Vice President of Vans since May 1990. He is currently our Vice President, Promotions and Events, primarily responsible for our promotional efforts, and is our executive in charge of the VANS Warped Tour, the VANS Triple Crown Series, and our Vans High Cascade Snowboard Camp. Mr. Van Doren has been employed by Vans in various capacities since our formation in 1966. Mr. Van Doren is the son of Paul Van Doren, a founder of the Company.

     CRAIG E. GOSSELIN has been our Vice President and General Counsel since July 1992. He became Secretary in May 1993. He was an Assistant Secretary of Vans from February 1988 to May 1993. From March 1990 to June 1992, Mr. Gosselin was a Partner of the law firm of Cooper & Dempsey. Mr. Gosselin received a B.B.A. from Loyola Marymount University and a J.D. from Southwestern University School of Law.

     CHARLES C. KUPFER has been a Vice President and Assistant Corporate Secretary of Vans since July 1996. He was our Controller from September 1994 to October 1996 when he took charge of our production and sourcing efforts. He re-assumed the position of Controller again in November 1998. From July 1995 to December 1995 he was Acting Chief Financial Officer of Vans. He served as our Assistant Controller from August 1992 until September 1994. Mr. Kupfer received a B.A. from the University of California at Irvine and a second B.A. from the California State University at Fullerton.

     JOSEPH D. GILES has been our Vice President and Chief Information Officer since March 1999. Mr. Giles was Vice President and Chief Information Officer of Virgin Interactive Entertainment from September 1996 to March 1999. Prior to that time, he was Executive Director, Systems Planning for Paramount Pictures from May 1994 to September 1996. Mr. Giles received a B.B.A. (MIS) from the University of New Mexico and an M.B.A. from Pepperdine University.

     MICHAEL C. JONTE has been our Vice President, Footwear since June 2000. He was our Vice President, Merchandising from January 1998 to June 2000. He currently is primarily responsible for footwear design, development and merchandising. Prior to January 1998 he was our Director of Retail Merchandising from December 1995 to January 1998, ultimately becoming responsible for our Triple Crown of Surfing apparel line. From June 1992 to December 1995, Mr. Jonte was Director of Product Development for Young Mens and Children for B.U.M. Equipment. Mr. Jonte has a B.A. in Public Administration from San Diego State University.

     CHRIS D. STRAIN has been our Vice President, Marketing since August 1999. Prior to joining Vans, Mr. Strain was employed in various positions at PepsiCo., including national account sales, field marketing, sales strategy, product category management and brand marketing for at least the prior four years. He was Brand Manager for the Mountain Dew product line and Sports Marketing Manager for all of PepsiCo's products. Mr. Strain has a B.B.A in Marketing from the University of Texas.

     DANA M. GUIDICE has been our vice President, Product Development since October 2000. From November 1989 to September 2000, Mr. Guidice served in a number of capacities for Reebok International Ltd., eventually becoming Director of Advanced Products. His responsibilities included managing the development, commercialization and life cycle management of technologies for Reebok's inline products. Mr. Guidice earned his B.S. in Biology from Framingham State College.

     DONALD C. PETERSEN has been our Vice President, Global Logistics since April 2001. Prior to joining Vans, Mr. Petersen served as Vice President of European Operations for Reebok International, Ltd., a worldwide shoe and apparel company, from January 1996 to April 2001. Prior to serving as Vice President of European Operations, Mr. Petersen served in various other roles for Reebok, including Vice President of Operations and Customer Satisfaction and Vice President of Distribution and Customer Service. Mr. Petersen received a B.A. in Sociology from Boston College.

     SCOTT J. BLECHMAN has been our Vice President -- Finance and Planning since August 2001. Prior to joining Vans, Mr. Blechman served as Vice
President -- Finance of eCompanies, LLC, an internet incubator in the business of creating internet-related companies, from October 1999 through July 2001. From April 1996 to October 1999, he was employed with Castle & Cooke, a real estate operating company, eventually becoming Vice President and Corporate Controller. Mr. Blechman received a B.S. in Accounting/Finance from California State University, Fresno.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table discloses compensation for the three fiscal years ended May 31, 2001 received by (i) our President and Chief Executive Officer during fiscal 2001, and (ii) our four remaining most highly paid executive officers as of May 31, 2001 (collectively, the "named executive officers").

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                           ------------------------
                             FISCAL                                                      SECURITIES
                              YEAR           ANNUAL COMPENSATION           RESTRICTED    UNDERLYING
                             ENDED    ---------------------------------      STOCK        OPTIONS/        ALL OTHER
NAME AND PRINCIPAL POSITION  MAY 31   SALARY($)    BONUS($)    OTHER($)    AWARDS($)      SARS(#)      COMPENSATION($)
---------------------------  ------   ---------    --------    --------    ----------    ----------    ---------------
Gary H. Schoenfeld........    2001     572,567     700,000          --     1,950,000(1)       -0-          136,422(2)
  President and Chief         2000     362,250     361,250          --           -0-        6,586          134,722(3)
  Executive Officer           1999     361,309      73,999          --           -0-      107,626              -0-
Neal R. Lyons.............    2001     308,486     150,000          --           -0-       40,000              953(4)
  President --                2000     275,000     102,125          --           -0-        5,000              -0-
  Retail Sales                1999     236,992      22,160          --           -0-       29,821              -0-
Stephen M. Murray.........    2001     251,227     110,000          --           -0-       40,000              -0-
  Senior Vice President --    2000     253,447     115,438          --           -0-          -0-              -0-
  International and Product   1999     188,192(5)    1,547(6)       --           -0-       60,000              -0-
  Merchandising
Arthur I. Carver..........    2001     224,231     121,458          --           -0-       75,000           15,550(8)
  Senior Vice President --    2000         N/A         N/A         N/A           N/A          N/A              N/A
  Global Operations(7)        1999         N/A         N/A         N/A           N/A          N/A              N/A
Walter E. Schoenfeld......    2001     288,000         -0-      40,010(9)        -0-          -0-              -0-
  Chairman of the             2000     288,000         -0-      33,855(10)       -0-          -0-              -0-
  Board                       1999     290,000         -0-      36,298(10)       -0-          -0-              -0-

---------------

 (1) Represents 150,000 restricted shares awarded to Mr. Schoenfeld in October 2000, valued at the closing sales price of the Common Stock on the award date. The restrictions on such shares lapse over a seven-year period and accelerate in the event Vans exceeds certain earnings per share targets for relevant years. Such shares represent all the restricted stock holdings of Mr. Schoenfeld and were valued at $3,688,500 as of May 31, 2001, based on a closing sales price of the Common Stock of $24.59 on such date. Dividends are payable on such restricted stock.

 (2) Represents (i) unreimbursed premiums of $134,722 paid by us pursuant to a split-dollar whole life insurance plan established for the benefit of Mr. Schoenfeld, and (ii) $1,700 of matching contributions by us to our 401(k) Plan on behalf of Mr. Schoenfeld. Mr. Schoenfeld has assigned to Vans the right to collect the amount of premiums paid by Vans under the plan in the event of Mr. Schoenfeld's death.

 (3) Represents premiums paid by us pursuant to the insurance plan described in footnote 2.

 (4) Represents matching contributions by us to our 401(k) Plan on behalf of Mr. Lyons.

(footnotes continued from prior page)

 (5) Mr. Murray joined Vans on October 21, 1998, so his salary only reflects a partial year of service.

 (6) Mr. Murray accepted a stock option for 10,000 shares in lieu of a performance bonus for fiscal 1999. The amount included in this column represents a holiday bonus paid in December 1998.

 (7) Mr. Carver joined Vans on July 18, 2000, so his salary only reflects a partial year of service.

 (8) Represents relocation expenses paid to Mr. Carver.

 (9) Represents reimbursement to Walter E. Schoenfeld for the expense of maintaining secretarial support and an office in Seattle, which is his home, for the purpose of conducting Vans' business there.

(10) Includes approximately $30,000 paid by us to reimburse Walter E. Schoenfeld for the expense of maintaining secretarial support and an office in Seattle, as discussed in footnote 9.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 2001 to the named executive officers. Vans does not have any outstanding stock appreciation rights.

                                                       INDIVIDUAL GRANTS
                                ---------------------------------------------------------------
                                                PERCENT
                                NUMBER OF      OF TOTAL
                                SECURITIES   OPTIONS/SAR'S   EXERCISE                  MARKET
                                UNDERLYING    GRANTED TO        OF                    VALUE ON
                                 OPTIONS/      EMPLOYEES       BASE                     GRANT
                                  SAR'S        IN FISCAL       PRICE     EXPIRATION     DATE
           NAME                 GRANTED(#)       2000        ($/SHARE)      DATE      ($/SHARE)
           ----                 ----------   -------------   ---------   ----------   ---------
Gary H. Schoenfeld........           -0-          N/A            N/A           N/A        N/A
Neal R. Lyons.............   1.    4,000          0.6          13.00      10/26/10      13.00
                             2.   36,000          5.4          13.00      10/26/10      13.00
Stephen M. Murray.........   1.    3,600          0.5          13.00      10/26/10      13.00
                             2.   36,400          5.5          13.00      10/26/10      13.00
Arthur I. Carver..........   1.   35,000          5.3          15.50       7/18/10      15.50
                             2.   40,000          6.0          13.00      10/26/10      13.00
Walter E. Schoenfeld......           -0-          N/A            N/A           N/A        N/A


                                    POTENTIAL REALIZABLE VALUE
                                     AT ASSUMED ANNUAL RATES
                                   OF STOCK PRICE APPRECIATION
                                         FOR OPTION TERM
                            ------------------------------------------
                                 0%             5%            10%
                            APPRECIATION   APPRECIATION   APPRECIATION
           NAME                 ($)            ($)            ($)
           ----             ------------   ------------   ------------
Gary H. Schoenfeld........      N/A              N/A            N/A
Neal R. Lyons.............      -0-           32,702         82,875
                                -0-          294,323        745,871
Stephen M. Murray.........      -0-           29,432         74,587
                                -0-          297,593        754,159
Arthur I. Carver..........      -0-          341,175        864,605
                                -0-          327,025        828,746
Walter E. Schoenfeld......      N/A              N/A            N/A

     Each of the options in this table is an incentive stock option which expires 10 years after the date of grant. The options are either exercisable in three annual increments of 33.33% or five annual increments of 20.0% commencing on the first anniversary of the grant date. The options also became fully exercisable in the event of a change in control of Vans.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in fiscal 2001 by the named executive officers, and the value of such officers' unexercised options/SARs at May 31, 2001.

                                                                      NUMBER OF                  VALUE OF UNEXERCISED
                                                                SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS/
                                                                OPTIONS/SARS AT FISCAL              SARS AT FISCAL
                                 SHARES                              YEAR-END(#)                   YEAR-END ($)(1)
                               ACQUIRED ON       VALUE       ----------------------------    ----------------------------
            NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----               -----------    -----------    -----------    -------------    -----------    -------------
Gary H. Schoenfeld...........     98,200       1,170,375       211,498         65,140         3,347,472       1,105,445
Neal R. Lyons................     35,000         359,751        17,374         60,131           277,268         787,654
Stephen M. Murray............     40,001         414,012           -0-         59,999               -0-         810,382
Arthur I. Carver.............        -0-             -0-           -0-         75,000               -0-         781,750
Walter E. Schoenfeld.........    134,212       1,644,145        35,000            -0-            35,000         619,350

---------------
(1) Calculated by multiplying the number of shares by the difference between (i) $24.59, the closing sales price of the Common Stock on May 31, 2001, and
    (ii) the exercise prices of those options which were in-the-money as of that date.

DEFERRED COMPENSATION PLAN

     We have established a deferred compensation plan for the benefit of Walter
E. Schoenfeld, our Chairman of the Board, and his spouse. Under the plan, we have established a trust which holds and disperses assets pursuant to the terms of the plan. From June 1, 1996 through June 1, 2000, we deposited $200,000 per year with the trustee of the trust. During fiscal 2001, we amended the trust documents to provide that Mr. Schoenfeld shall retire on December 31, 2003. The trustee shall then pay the balance of the trust to him in quarterly amounts on February 15, 2004, May 15, 2004, August 15, 2004, and November 15, 2004, with such amounts grossed up for Federal and California withholding taxes and any other applicable taxes. For purposes of determining the amount of the gross up, the quarterly payment will be considered to be the lower of one-quarter of the balance of the trust on January 31, 2001 or January 31, 2004.

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 15 shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     Decisions on compensation of Vans' executives are made by the Compensation Committee of the Board. Each member of the Compensation Committee is an "outside director," as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code Section 162(m)"). All decisions relating to the compensation of Vans' executive officers, including decisions about grants or awards under Vans' 2000 Long-Term Incentive Plan (the "2000 Incentive Plan") and the Vanstastic Employee Stock Option Plan (the "Vanstastic Plan"), are made solely by the Compensation Committee. Set forth below is a report submitted by the Compensation Committee addressing Vans' compensation policies for fiscal 2001 as they affected the named executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist Vans in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be consistent with others in the footwear industry, and include programs contingent upon Vans' performance. Certain key managers also are eligible for selection as participants in Vans' executive compensation plans. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year Vans' executives may be paid more or less than the average compensation of executives of Vans' competitors, depending upon Vans' performance. It is the goal of the Compensation Committee, through the grant or award of incentive compensation tied to corporate performance, to pay Vans' executives and key managers more than the average compensation of executives and key managers of competitors if Vans performs well. Increased orientation of executive compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Committee has also increasingly utilized these elements in Vans' compensation packages for its executive officers and for certain key managers.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

     Compensation paid to the named executive officers (other than Walter E. Schoenfeld) and to Vans' other executive officers for fiscal 2001, consisted of the following elements: (i) base salary; (ii) long-term incentive compensation in the form of awards of incentive stock options or restricted stock under the 2000 Incentive Plan and/or the Vanstastic Plan; and (iii) bonus compensation. The Company also provides a 401(k) pension plan for all employees which includes a Company matching contribution.

     Base Salary. It is the policy of the Compensation Committee to approve base salaries which are in the 75th percentile of a defined peer group of footwear and lifestyle companies. If such salaries are within such percentile, the Committee will only approve annual cost-of-living adjustments to the salaries.

     Grant of Options under the 2000 Plan. In October 2000, the Committee approved grants of incentive stock options under the 2000 Incentive Plan to the named executive officers, and to certain other executive officers and key managers. See "Option/SAR Grants in Last Fiscal Year." In determining the size and other terms of such grants, the Compensation Committee considered the value of the services provided by these individuals, the value and number of their previously granted options, and the value and number of options previously granted to individuals of comparable levels. The exercise prices of the options were based on the closing sales price of the Common Stock on the dates of grant.

     Grants of Options under the Vanstastic Plan. Grants of options under the Vanstastic Plan are determined in the sole discretion of the Compensation Committee. Unless otherwise determined by the Committee, officers of Vans are entitled to receive an annual grant of options equal to 20% of their base salary, divided by the closing sales price of Vans' Common Stock on the date of grant. In October 2000, all the officers of the Company, including the named executive officers, received grants of options pursuant to such formula. See "Option/SAR Grants in Last Fiscal Year."

     Annual Bonus. Generally, it is Vans' policy that annual bonuses may be earned by each named executive officer (other than Walter E. Schoenfeld), each other executive officer of Vans, and certain key managers, under Bonus Programs adopted each fiscal year by the Compensation Committee, solely on the basis of
(i) whether Vans achieves a designated corporate performance target, and (ii) whether the executive or key manager achieves individual performance goals. Under the Fiscal 2001 Bonus Program, the named executive officers, the other executive officers, and certain managers were entitled to receive bonuses equal to a percentage of their base salaries if certain objectives were met during the year. The receipt of a full bonus was dependent on Vans meeting a targeted earnings goal and the satisfaction of individual performance objectives. Vans met its targeted earnings goal for fiscal 2001, and full bonuses were paid to most of the named executive officers, and certain other executive officers, because the Committee determined that such officers had performed in a superior fashion during the fiscal year. Gary H. Schoenfeld's bonus opportunity was determined pursuant to the Vans, Inc. CEO Bonus Plan, described below.

     Long-Term Executive Bonus Plan. We have also established a Long-Term Executive Bonus Plan that is designed to incentivize our executive officers to maximize Vans' earnings per share over the three-year period from June 1, 2001 to May 31, 2003. Under the Plan, each participant will have the opportunity to earn a bonus equal to a multiple of the participant's fiscal 2001 bonus if Vans achieves certain earnings per share targets for each fiscal year during such period and the participant achieves other goals and objectives set for him or her.

CEO COMPENSATION

     Under Gary H. Schoenfeld's employment agreement, his salary compensation shall be no less than $600,000. Mr. Schoenfeld's salary is fixed using the same criteria utilized for Vans' other executive officers. Mr. Schoenfeld's annual bonus is determined under the Vans, Inc. CEO Bonus Plan, which was designed in consultation with a nationally recognized compensation consulting firm and approved by stockholders at the 2000 Annual Meeting. Under the Plan, Mr. Schoenfeld is eligible to earn an annual bonus based on Vans' and his performance. Of such bonus, $450,000 may be earned only if Vans achieves targeted earnings per share ("Target EPS"). For each one cent per share by which Vans exceeds the Target EPS, Mr. Schoenfeld may earn an additional $25,000, up to an aggregate of $100,000. The Committee also has the discretion to award Mr. Schoenfeld an additional bonus based on the Committee's assessment of his performance.

     Vans achieved the Target EPS for fiscal 2001. Therefore, Mr. Schoenfeld earned the $450,000 portion of his bonus. Additionally, since the Committee concluded that Mr. Schoenfeld performed in a superior fashion during fiscal 2001 by, among other things, leading Vans to record profitability, the Committee awarded him an additional bonus of $250,000.

     From time to time, the Committee also grants Mr. Schoenfeld stock options and awards him restricted stock. During fiscal 2001, Mr. Schoenfeld received a granted of 150,000 shares of restricted stock. The terms of such restricted stock were designed to tie Mr. Schoenfeld's compensation to the long-term performance of Vans. As a result, the restrictions on the stock lapse over a seven-year period and accelerate in the event Vans exceeds its Target EPS for relevant fiscal years. The amount and terms of the award to Mr. Schoenfeld were recommended to the Committee by the nationally recognized compensation consulting firm referred to above.

CERTAIN TAX CONSIDERATIONS

     Code Section 162(m) limits Vans to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Generally, options granted (i) by a Compensation Committee consisting solely of outside directors, (ii) under a Plan approved by stockholders, and (iii) at the fair market value of the underlying securities, are considered "performance-based" if the Plan contains a limitation on the number of shares which can be granted to an individual in any one fiscal year.

     The Compensation Committee concluded that it is in the best interests of Vans to establish restrictions on the granting of options under the 2000 Incentive Plan and the Vanstastic Plan to assist in the qualification of compensation recognized on the exercise of such options as "performance-based." As a result, Vans included such restrictions in both Plans. The Committee also recommended that the Company submit the Vans, Inc. CEO Bonus Plan to the stockholders for approval so that bonuses paid thereunder qualify as performance-based under Code Section 162(m). Such Plan was approved by the stockholders at the 2000 Annual Meeting. The Compensation Committee does not believe that other components of Vans' annual cash compensation will be likely to exceed $1 million in the foreseeable future and, therefore, concluded that no further action, with respect to qualifying such compensation for deductibility, was necessary at this time. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                          Respectfully Submitted
                                          by the Compensation Committee

                                          Wilbur J. Fix, Chairman
                                          Lisa M. Douglas
                                          Kathleen M. Gardarian
                                          Leonard R. Wilkens

                             AUDIT COMMITTEE REPORT

     The Securities and Exchange Commission rules now require Vans to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Committee's activities regarding oversight of Vans' financial reporting and auditing process.

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the National Association of Securities Dealers, Inc., and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

     As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Vans' financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of Vans' financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, Vans' independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

     Among other matters, the Audit Committee monitors the activities and performance of Vans' internal and external auditors, including the audit scope, external audit and other fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace Vans' independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of Vans' financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees Vans' internal compliance programs.

     The Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, management represented to the Committee that Vans' consolidated financial statements were prepared in accordance with generally accepted accounting principles, and KPMG LLP represented that its presentations included the matters required to be discussed with KPMG LLP by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     KPMG, LLP also provided the Committee with the disclosures required by Independent Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and the Committee discussed with KPMG LLP that firm's independence.

     Following the Committee's discussions with management and KPMG LLP, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Vans' Annual Report on Form 10-K for the year ended May 31, 2001.

                                          Respectfully Submitted
                                          by the Audit Committee

                                          James R. Sulat, Chairman
                                          Charles G. Armstrong
                                          Wilbur J. Fix

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return among Vans, the NASDAQ Stock Market Index and a Peer Group Index, from May 31, 1996 through May 31, 2001. Note: the stock price performance shown on the graph is not necessarily indicative of future price performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
             AMONG VANS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP*

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------------------
                       May 31, 1996   May 31, 1997   May 31, 1998   May 31, 1999   May 31, 2000   May 31, 2001
--------------------------------------------------------------------------------------------------------------
 Vans, Inc               $100.00        $ 62.50        $ 50.00        $ 54.69        $ 78.75        $122.95
 NASDAQ Stock Market     $100.00        $112.66        $142.87        $201.70        $276.49        $171.61
 Peer Group              $100.00        $ 88.24        $ 63.70        $ 71.92        $ 49.90        $ 55.60
--------------------------------------------------------------------------------------------------------------

---------------
* THE PEER GROUP IS COMPRISED OF THE FOLLOWING FOOTWEAR AND LIFESTYLE COMPANIES:
  NIKE, REEBOK, CONVERSE, FILA, K-SWISS, WOLVERINE, WORLDWIDE, PACIFIC SUNWEAR, GADZOOKS, GENESCO, AND QUIKSILVER.

 EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS WITH NAMED EXECUTIVE
                                    OFFICERS

     We are a party to employment agreements with each of the following named executive officers.

     Gary H. Schoenfeld's employment agreement extends until May 31, 2004, and is automatically renewable for additional one-year periods at the end of each fiscal year. His agreement entitles him to an annual salary of no less than $600,000 and a car allowance, and he is entitled to participate in our stock option and bonus plans, as well as any medical or insurance plans established by us. Mr. Schoenfeld is entitled to severance pay equal to one year's pay if he is terminated without cause or resigns from Vans for a good reason, or resigns or is terminated after a "Change in Control" of Vans during the term of his agreement. The term "Change of Control" includes mergers or acquisitions involving the Company and material changes in the composition of the Board of Directors.

     Neal R. Lyons' employment agreement extends until May 31, 2002. His agreement entitles him to an annual salary of no less than $325,000 for fiscal 2002. Mr. Lyons is also entitled to participate in Vans' stock option and bonus plans, as well as any medical or insurance plans established by us. He is entitled to a severance payment equal to nine months pay if he is terminated or resigns from Vans in circumstances generally similar to those set forth in Gary
H. Schoenfeld's agreement. The Company leases a car for him and reimburses him for certain educational courses.

     Stephen M. Murray's employment agreement is generally the same as Mr. Lyons', with the following differences: Mr. Murray's agreement extends until October 20, 2002; his minimum base compensation is $225,000; his severance payment is equal to six months pay; and he receives a car allowance.

     Arthur I. Carver's employment agreement is generally the same as Mr. Murray's, with the following differences: his agreement extends to July 18, 2003; his minimum base compensation is $265,000; and Vans purchased and maintains life insurance for him equal to two times his base compensation.

     Walter E. Schoenfeld's employment agreement extends until December 31, 2003. Under the agreement Mr. Schoenfeld is entitled to a salary of no less than $288,000, participation in any medical or insurance plans established by Vans, and to reimbursement of expenses incurred by him in the performance of his duties, including living expenses and a car allowance. We reimburse Mr. Schoenfeld for the reasonable expenses of his spouse when she accompanies him on business trips, and for the expense of maintaining secretarial support in Seattle, where he lives, for purposes of conducting Vans' business there. Mr. Schoenfeld's severance payment is equal to six months pay and is payable upon the occurrence of the same events set forth in the agreements of the other named executive officers.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Vans. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Vans with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to Vans and written representations that no other reports were required during the fiscal year ended May 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% owners were compiled with.

                                   PROPOSAL 2

                          APPROVAL OF AMENDMENT NO. 1
                              THE VANS, INC. 2000
                            LONG-TERM INCENTIVE PLAN

PROPOSAL

     At the Annual Meeting, shareholders will be asked to approve an amendment to Vans' 2000 Long-Term Incentive Plan (the "2000 Incentive Plan"). As of
September 4, 2001,           shares of Common Stock were subject to grants
outstanding under the 2000 Incentive Plan and an additional           shares
remained available for additional grants under the 2000 Incentive Plan.

     The Board of Directors approved an amendment to the 2000 Incentive Plan, effective June 29, 2001, subject to the receipt of stockholder approval. The amendment, if approved by stockholders, will increase the aggregate number of shares of Common Stock that can be awarded under the 2000 Incentive Plan from 1,000,000 shares to 1,500,000 shares. The Board approved the increase to conform the size of the 2000 Incentive Plan to the recommendations of a nationally recognized compensation consulting firm which were made by such firm when the 2000 Incentive Plan was adopted last year.

     Proposal 2 is subject to, and conditioned upon, stockholder approval of Proposal 3.

SUMMARY OF THE 2000 INCENTIVE PLAN

  Purposes of the Plan

     The purposes of the 2000 Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to employees, consultants, and directors of Vans, and to promote the success of our business.

  Administration; Limits on Grants

     The 2000 Incentive Plan is administered by the Compensation Committee, which currently consists of four members of the Board, all of whom currently qualify as outside directors under Code Section 162(m). The Compensation Committee has sole discretion to interpret any provision of the 2000 Incentive Plan. This determination is final and conclusive. Members of the Compensation Committee receive no cash compensation for administering the 2000 Incentive Plan.

     The 2000 Incentive Plan limits the discretion of the Compensation Committee in granting stock options to employees. This limitation is intended to preserve our ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to certain executive officers under the 2000 Incentive Plan. This limitation provides that an employee may be granted, in any one fiscal year, no more than 300,000 shares through stock options under the 2000 Incentive Plan. Without this limitation, Code Section 162(m) might not allow us to deduct such compensation expense. See "Tax Information."

  Eligibility

     The 2000 Incentive Plan provides that options and restricted stock awards may be granted to Vans' employees and consultants, and to the employees of, and consultants to, Vans' majority-owned subsidiaries. As of September 4, 2001, the
Company had approximately                employees, all of whom were eligible to
participate in the 2000 Incentive Plan. Only employees may be granted incentive stock options, and the Compensation Committee selects the optionees and determines the number of shares to be subject to each option.

     Directors and consultants are only entitled to receive non-qualified stock options, and outside directors are only entitled to receive non-qualified options pursuant to the automatic option grant program under the 2000 Incentive Plan. Under such program, outside directors receive an initial grant of a non-qualified option for 7,500 shares of Common Stock when (i) they are elected to the Board, or (ii) a director who is an employee becomes an outside director, and each such director receives an annual grant of a non-qualified option for 5,000 shares of Common Stock on each date of the annual meeting of stockholders. The exercise price of each grant of options under the automatic option grant program is the closing sales price of the Common Stock on the date of grant, as reported on the NASDAQ Stock Market, and each such option vests in equal increments over three years.

  Terms of Options

     Each option granted under the 2000 Incentive Plan is evidenced by a written stock option agreement between us and the optionee and is subject to the following additional terms and conditions:

          (a) Duration and Termination of Options. Options granted under the 2000 Incentive Plan have a maximum term of ten years from the date of grant. An option granted to a person who, immediately before the grant of such option, owns more than 10% of the voting power or value of all classes of stock of Vans, may not have a term of more than five years. No option may be exercised after the expiration of its term.

          (b) Exercise of the Option. The Compensation Committee determines on the date of grant of each option when the option will become exercisable. Options are exercisable in a variety of ways depending on the terms of the optionee's agreement with us. In general, an option is exercisable at any time or times during its term, in part or in full, to the extent the options are then vested. Options are not exercisable for a fraction of a share. An option granted under the 2000 Incentive Plan is exercised by giving written notice of exercise to us specifying the number of shares of Common Stock to be purchased and tendering payment of the purchase price to us. Payment for shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, promissory notes, surrender of shares of Common Stock owned by the optionee or such other consideration as determined by the Compensation Committee.

          (c) Exercise Price. The exercise price of options granted under the 2000 Incentive Plan is determined by the Compensation Committee. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price of non-qualified stock options may not be less than 85% of the fair market value of the Common Stock on the date the option is granted; however, Vans may not grant more than 200,000 discounted, non-qualified stock options without stockholder approval. The exercise price of options granted to a person who owns more than 10% of the voting power or value of all classes of stock of Vans must not be less than 110% of the fair market value on the date of the grant. The Common Stock is currently traded on the NASDAQ Stock Market. It is the policy of the Compensation Committee that, while our stock is traded on the NASDAQ Stock Market, the fair market value of the Common Stock is the reported closing sales price. If the Common Stock is listed on a stock exchange, the fair market value will be the closing sales price on such exchange. Vans may not lower the exercise price of outstanding options or otherwise reprice outstanding options without shareholder approval

          (d) Termination of Employment. If an optionee's employment by the Company is terminated, the option is exercisable for 30 days from the date of termination to the extent vested on the date of termination. However, the option cannot be exercised beyond the expiration date of the option.

          (e) Death or Permanent Disability. If an optionee dies or becomes permanently disabled while employed by us, the option may be exercised by the optionee's legal representatives within 18 months after the date of death and one year after the date of disability, to the extent exercisable on such dates. However, the option cannot be exercised beyond the expiration date of the option.

          (f) Non-transferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, by a transfer to a trust for the benefit of the optionee or his or her immediate family, by a transfer to any member of the immediate family of the optionee, or by a transfer to a corporation or partnership, the sole shareholders or partners of which are the optionee or his or her immediate family.

          (g) Other Provisions. The option agreement may contain other provisions not inconsistent with the 2000 Incentive Plan as determined by the Compensation Committee.

  Terms of Restricted Stock

     Restricted stock awards provide additional compensation incentives in the form of shares of Common Stock granted at a purchase price determined by the Compensation Committee, if any, but subject to forfeiture if certain conditions as the Compensation Committee may establish are not met. All or part of any restricted stock award may be subject to such terms, conditions and limitations as may be established by the Compensation Committee including, but not limited to, continuous service with us, achievement of specific business objectives, peer company comparisons, increases in specified indices, attaining specified growth rates, and other comparable measurements of our performance. Such awards may be based on any specified valuation criteria. Shares granted pursuant to restricted stock awards bear a legend preventing transfer without our consent. At the conclusion of the restriction period, the legend is removed. During the restriction period, recipients may have, at the discretion of the Compensation Committee, all other rights to stockholders of Vans including the right to vote and to receive dividends. Under the 2000 Incentive Plan, Vans may not grant restricted stock awards for more than 200,000 shares without stockholder approval.

  Changes in Capitalization

     In the event of changes in the Common Stock by reason of stock dividends, split-ups or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, the Compensation Committee will adjust the exercise price and the number and class of share subject to each option or restricted stock award as the Compensation Committee deems appropriate. Such adjustment is final and conclusive.

  Reports

     We will provide optionees with all required annual reports regarding stock options and restricted stock issued under the 2000 Incentive Plan and will give notice to participants of the grant of such options and stock. In addition, we will respond to reasonable requests for information regarding stock options and restricted stock on an informal basis from time to time.

  Amendment and Termination

     The Board may, at any time, amend or terminate the 2000 Incentive Plan without approval of the stockholders, unless such amendment: (i) increases the number of shares under the Plan; (ii) modifies the requirements for eligibility under the Plan; or (iii) modifies the Plan in any other way that requires stockholder approval under Rule 16b-3 under the Exchange Act or Section 422(b) of the Code. Any amendment or termination of the 2000 Incentive Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

  Increasing Plan Benefits

     Vans may not increase benefits under the 2000 Incentive Plan without stockholder approval.

  Tax Information

     The Omnibus Budget Reconciliation Act of 1993 added Code Section 162(m) to the Code. Under Code Section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation is limited to no more than $1,000,000 per year. To enable us to preserve the benefit of receiving a tax deduction for the full amount of income recognized by our executive officers upon exercise of stock options, the Board of Directors included a provision in the 2000 Incentive Plan to limit the number of shares that may be granted to an employee in any one fiscal year.

     The following is a brief summary of the federal income tax consequences of transactions under the 2000 Incentive Plan based on federal income tax laws in effect as of September 4, 2001. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Incentive Stock Options. No taxable income is recognized by the optionee upon grant or exercise of an incentive stock option (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as long-term capital gain and any loss sustained will be long-term capital loss, and (ii) no deduction will be allowed to us for federal income tax purposes. The exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.

     If Common Stock acquired upon the exercise of an incentive stock option is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) Vans is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction us. Different rules may apply if shares are purchased by any optionee who is subject to Section 16(b) of the Exchange Act and the optionee subsequently disposes of such shares prior to the expiration of statutory holding periods.

     Non-Qualified Stock Options. Generally, with respect to non-qualified stock options: (i) no income is recognized by the optionee at the time the option is granted; (ii) at exercise ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and Vans is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a non-qualified stock option will constitute wages for which withholding will be required.

     Restricted Stock. A participant in the 2000 Incentive Plan who receives shares of Common Stock pursuant to restricted stock awards which (i) are subject to a substantial risk of forfeiture, and (ii) are not transferable under Section 83 of the Code, will not recognize income for federal income tax purposes until the earlier of the time when (iii) the Common Stock is no longer subject to a substantial risk of forfeiture, or (iv) the restrictions on the transfer of the shares of Common Stock lapse. At that time the participant will be subject to tax at ordinary income tax rates on the difference between (i) the fair market value of the Common Stock at such time, and (ii) the amount, if any, paid for the shares. Vans will be entitled to a deduction in an amount equal to the ordinary income includable by the participant at the time the participant is required to recognize such income, provided that we withhold any applicable federal and state income taxes. Dividends paid on any restricted stock, prior to termination of the restrictions, will be taxed to the participant as ordinary income when received.

     A participant who receives shares of Common Stock pursuant to restricted stock awards which (i) are subject to a substantial risk of forfeiture, and (ii) are not transferable under Section 83 of the Code, however, can elect to include in his or her taxable income, the excess of (iii) the fair market value of the share on the date of the grant or purchase over (iv) the purchase price paid for the shares, if any, in the year of grant or purchase. If the participant so elects, (i) Vans will be entitled to a deduction in an amount equal to the amount that the participant is required to include in income at the time the participant is required to include such income, provided that we withhold any applicable federal and state income taxes, and (ii) on the sale or exchange of the shares by the participant, he or she will be entitled to treat the excess of
(iii) the amount realized on the sale or exchange of the shares over (iv) the fair market value of the shares on the purchase or grant date as capital gain.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Common Stock voting in person or by proxy on this proposal at the Annual Meeting is required to approve Amendment No. 1 to the 2000 Incentive Plan. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE AMENDMENT NO. 1 TO THE 2000 INCENTIVE PLAN.

                                   PROPOSAL 3

         APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL

     On June 29, 2001, the Board of Directors approved an amendment to Vans Restated Certificate of Incorporation, as amended, subject to stockholder approval, to increase the authorized number of shares of Common Stock of the Company from 20,000,000 shares, $0.001 par value per share, to 40,000,000 shares, $0.001 par value per share. The number of authorized shares of Preferred Stock will remain unchanged at 5,000,000 shares. If the stockholders approve the proposed amendment, we will file with the Secretary of State of the State of Delaware an amendment to its Restated Certificate of Incorporation reflecting the increase in the authorized shares.

     On September 4, 2001,                shares of Vans' Common Stock were
issued and outstanding,                shares were reserved for issuance upon
exercise of outstanding options, and                shares were reserved for
future grants under existing stock option plans. As a result, Vans currently has no ability to issue a material amount of shares in the future.

     The Board of Directors believes that authorizing additional shares of Common Stock is essential to provide the Company with the flexibility to meet its business needs and to take advantage of opportunities as they arise. The proposed increase in the number of authorized shares of Common Stock would result in additional shares being available for stock splits and stock dividends, stock issuances for other corporate purposes, such as acquisitions of businesses or assets, increases in shares reserved for issuance pursuant to employee benefit plans, and sales of stock or convertible securities for capital raising purposes. We currently have no specific plans, arrangements or understandings with respect to the issuance of these additional shares, and no other change in the rights of stockholders is proposed.

     If the stockholders approve the proposed amendment to the Restated Certificate of Incorporation, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the current stockholders.

     The proposed amendment could have an anti-takeover effect, although that is not our intention. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Vans by causing additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid. The amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of takeover attempts, the proposed amendment may limit the opportunity of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board of Directors is not aware of any attempt or proposal to takeover or transfer control of Vans, and we are not proposing this amendment with the intent that it be used as a type of anti-takeover device.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve the amendment to the Restated Certificate of Incorporation. Pursuant to the Restated By-Laws, abstentions and broker non-votes will not be deemed votes cast.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

     KPMG LLP have been our independent auditors since November 1, 1990 and, upon recommendation of the Audit Committee, have been appointed by the Board of Directors as the auditors for fiscal 2002. You are requested to ratify this appointment. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

FEES PAID TO KMPG LLP

     The following table shows the fees paid or accrued by Vans for the audit and other services provided by KPMG LLP for fiscal 2001.

Audit Fees(1).............................................  $184,200
Financial Information Systems Design and Implementation
  Fees....................................................       -0-
All Other Fees(2).........................................  $169,000
                                                            --------
Total.....................................................  $353,200
                                                            ========

---------------
(1) Audit services of KPMG LLP for 2001 consisted of the examination of the consolidated financial statements of Vans and quarterly review of financial statements.

(2) "All Other Fees" includes approximately $57,000 for assurance and tax services, including, among other items, statutory and benefit plan audits, and $112,000 for services related to the filing of a registration statement with the Securities and Exchange Commission for Vans' May 2001 public offering.

     The Audit Committee reviewed the fees paid to KMPG LLP for the services listed under "All Other Fees" above and determined that they were compatible with maintaining the independence of KPMG LLP.

REQUIRED VOTE

     The vote required to ratify the appointment of KPMG LLP as our independent auditors is an affirmative vote by stockholders holding a majority of the total votes cast in person or by proxy on this proposal at the Annual Meeting. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

     Delaware law does not require us to submit the Board's appointment of independent auditors to the stockholders for ratification; however, we have chosen to do so in order to give stockholders an opportunity to express their views on the independent auditors. If less than the vote required to ratify KPMG LLP is received, the Board and the Audit Committee will decide whether to select other independent auditors for fiscal 2002.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF KPMG LLP AS VANS' INDEPENDENT AUDITORS FOR FISCAL 2002.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of our directors or executive officers, none of the persons who have been our directors or executive officers since May 31, 2000, no nominee for the Board of Directors and no associate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting, except Proposal 2 since executive officers and directors are eligible to receive grants of options under the 2000 Incentive Plan.

                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to have a proposal considered for inclusion in our 2002 proxy solicitation materials must set forth such proposal in writing and file it with the Corporate Secretary of Vans on or before May 22, 2002. Proposals received after such date shall be considered untimely and shall not be included in our proxy solicitation materials or considered at the 2002 Annual Meeting. The Board of Directors will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2002 proxy solicitation materials.

                                 OTHER REPORTS

     Our Annual Report to Stockholders for the fiscal year ended May 31, 2001, has been distributed to stockholders with this Proxy Statement. Upon written request of any stockholder solicited hereby, we will provide, free of charge, a copy of our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended May 31, 2001, which has been filed with the Securities and Exchange Commission. Requests should be directed to Craig E. Gosselin, Vice President, General Counsel, and Corporate Secretary, Vans, Inc., 15700 Shoemaker Avenue, Santa Fe Springs, California 90670-5515.

                                          By Order of the Board of Directors,

                                          /s/ CRAIG E. GOSSELIN
                                          Craig E. Gosselin
                                          Vice President, General Counsel,
                                          and Corporate Secretary

                                   APPENDIX A

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                       OF
                                   VANS, INC.
       (ORIGINALLY ADOPTED MARCH 26, 1992; RE-ADOPTED AS OF MAY 9, 2000)

     The Audit Committee of Vans, Inc. (the "Committee") shall be composed of no less than three directors who are independent of management of the Company as determined by applicable law and regulatory standards. Each member of the Committee shall be knowledgeable in financial and auditing matters, and at least one member shall have a background in finance or accounting.

     The Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to stockholders, potential stockholders, and the investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company. The Committee shall also perform such other duties as are assigned to it by the Board of Directors.

     Specifically, the Committee shall have the following functions:

          1. The Committee shall review and recommend to the Board of Directors the independent auditors to be selected to audit the books of the Company and its subsidiaries. The Committee shall also report to the Board on the performance of such auditors and, if necessary, make recommendations as to the termination and replacement of such auditors.

          2. The Committee shall discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61 and receive from such auditors and discuss with them the matters required by Independence Standards Board Statement No. 1. Discussions with such auditors regarding the Company's financial statements will address the quality of the financial statements and shall include a discussion about the consistency of the accounting principles and significant items that impact the verifiability and neutrality of the accounting information. In its discussions with the independent auditors, the Committee shall encourage an open line of communication between the Committee and such auditors so that significant matters identified as a result of interim review procedures can be communicated to the Committee in a timely manner.

          3. The Committee shall meet with the independent auditors and financial management of the Company no less than one time per fiscal year to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

          4. The Committee shall review with the independent auditors and with the Company's financial and accounting personnel the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed control or procedures are desirable. The Committee shall, from time to time, review the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper. Further, the Committee shall periodically review the Company's Code of Conduct and shall be responsible for its implementation. The Committee shall have full access to any employee of the Company for the purpose of implementing or enforcing the Code of Conduct as it applies to any financial matter, and for investigations of alleged violations thereof.

          5. The Committee shall review the internal audit function of the Company, including proposed programs with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources.

          6. The Committee shall periodically review a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan. The Committee also shall review all proposed management responses to internal audit findings and shall, from time to time, review the implementation of any internal audit findings and recommendations.

          7. The Committee shall, prior to the release of the Annual Report to Stockholders, review and discuss the audited financial statements to be contained in such Report with management and shall engage in the discussions with the independent auditors set forth in paragraph 2 above. Based on such review and discussions, the Committee shall recommend to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K and Annual Report to Stockholders. Commencing in 2001, the Committee shall also prepare and include a report in the Company's Proxy Statement which contains such recommendation, the bases therefor, and any other information required by law.

          8. The Committee shall, no less than one time per year, make time available for the independent auditors to meet with members of the Committee without members of management present. Among items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial, accounting and auditing personnel, and the level of cooperation the independent auditors received during the course of their audit.

          9. The Committee shall submit Minutes of all meetings of the Committee to the Board of Directors of the Company and shall periodically deliver oral or written reports to the Board.

          10. The Committee shall cause to be made an investigation into any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose if, in its judgment, that is appropriate. The expenses of such counsel and/or experts shall be borne by the Company.

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure the directors and stockholders that the corporate accounting practices of the Company are in accordance with all requirements and are of the highest quality.

     This Charter shall be published as an appendix to the Company's Proxy Statement every three years, as required by law, commencing in 2001.

PROXY


                                   VANS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 30, 2001

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



The undersigned stockholder of VANS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, October 30, 2001, at 10:00 a.m., Pacific Time, at the Sheraton Cerritos Hotel, 12725 Center Court Drive, Cerritos, California, and hereby further revokes all previous proxies and appoints Gary H. Schoenfeld and Craig
E. Gosselin and each of them, as proxy of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournments thereof with the same effect as if the undersigned were present, for the following purposes:



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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

                                                                                                                  Please
                                                                                                                  mark
                                                                                                                  your
                                                                                                                  votes as
                                                                                                                  indicated in [X]
                                                                                                                  this
                                                                                                                  example

                                                                                    AUTHORITY GRANTED               AUTHORITY
                                                                                 to vote for all nominees            WITHHELD
                                                                                listed except as indicated        to vote for all
                                                                                   to the contrary below          nominees listed

(1)     The election of the following persons as directors                                [   ]                        [   ]
        of the Company to serve until the next Annual
        Meeting of Stockholders and until their respective
        successors are elected and qualified:


        Walter E. Schoenfeld                  Gary H. Schoenfeld
        James R. Sulat                        Wilbur J. Fix
        Lisa M. Douglas                       Kathleen M. Gardarian
        Charles G. Armstrong                  Gerald Grinstein
                                              Leonard R. Wilkens


(2)     Approval of Amendment No. 1 to       FOR         AGAINST       ABSTAIN
        the Vans, Inc. 2000 Long-Term       [   ]         [   ]         [   ]
        Incentive Plan


(3)     Approval of the Amendment to the     FOR         AGAINST       ABSTAIN
        Restated Certificate of             [   ]         [   ]         [   ]
        Incorporation


(4)     The ratification of the              FOR         AGAINST       ABSTAIN
        appointment of KPMG LLP as the      [   ]         [   ]         [   ]
        independent auditors of the
        Company for fiscal 2002


(INSTRUCTION: To vote against any one nominee, write                    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU
that nominee's name in the space provided below.)                       HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE
                                                                        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE
                                                                        ABOVE NOMINEES AND IN FAVOR OF THE ABOVE PROPOSALS, AND,
-----------------------------------------                               AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS
                                                                        MAY PROPERLY COME BEFORE THE ANNUAL MEETING.



Signature(s)______________________________________________________________________________ Dated: ________________________, 2001


Sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.


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